UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2006

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32875	76-3095469
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)

33126
(Zip Code)

(305) 378-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2006, the Compensation Committee of the Board of Directors of Burger King Holdings, Inc. (the “Company”) approved, under the Burger King Holdings, Inc. 2006 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), the Fiscal Year 2007 Restaurant Support Incentive Program (the “2007 RSIP”), which provides for performance–based cash bonus awards for the fiscal year ended June 30, 2007, for certain executives, including the executive officers named below. The incentive payout for participants under the 2007 RSIP will be determined by reference to a Company Performance Factor and an Individual Performance Factor, and is expressed as a percentage of the executive’s annual base salary. The “Company Performance Factor” is an overall business performance factor which measures Company performance against an EBITDA target set for the fiscal year. EBITDA is measured on a worldwide basis and on the basis of the scope of the executives’ role within the Company. Each business performance factor has a minimum “threshold” performance level at which a 50% payout is earned; a “target” performance level at which a 100% payout is earned; and a “maximum” performance level at which up to a 200% payout can be earned. The Company Performance Factor is then multiplied by an executive’s “Individual Performance Factor”, which is based on the executive’s individual performance target and actual performance of the executive for Fiscal Year 2007. The maximum incentive payout under the 2007 RSIP is 250% of base salary for John W. Chidsey, Chief Executive Officer, 200% of base salary for Russell B. Klein, President and Chief Marketing Officer, and 175% of base salary for each of Ben K. Wells, Chief Financial Officer and Treasurer, James F. Hyatt, Chief Operations Officer, Peter C. Smith, Chief Human Resources Officer, and Anne Chwat, General Counsel and Corporate Secretary. The Board of Directors of the Company approved the maximum incentive payouts to executive officers of the Company on August 9, 2006.

The Compensation Committee also approved, under the Omnibus Incentive Plan, the Fiscal Year 2007 Long Term Incentive Program (the “2007 LTIP”), which provides for grants of performance shares to be made on August 21, 2006 to certain executives, including the executive officers named below. Subject to the satisfaction of the vesting conditions described below, the number of shares of the Company’s common stock to be issued to each grantee in settlement of the performance shares (“Earned Performance Shares”) will be based on a “Company Performance Factor” which measures Company performance against a profit before taxes target for Fiscal Year 2007. The minimum number of Earned Performance Shares for any executive under the 2007 LTIP will be 50% of the performance shares granted and the maximum number will be 150% of the number of performance shares granted, depending on attainment of the Company Performance Factor. If the Compensation Committee certifies attainment of the Company Performance Factor at the end of Fiscal Year 2007, then 100% of the Earned Performance Shares will vest on August 21, 2009 for Messrs. Klein and Wells; and 50% of the Earned Performance Shares will vest on August 21, 2009 for Messrs. Chidsey, Hyatt, Smith and Ms. Chwat, with the remainder of their Earned Performance Shares vesting on August 21, 2010. A copy of the form of Performance Award Agreement that will evidence these performance share grants is attached at Exhibit 99.1. The foregoing equity grants and the form of Performance Award Agreement were approved by the Board of Directors of the Company on August 9, 2006.

Item 9.01	Financial Statements and Exhibits.

	Exhibit 99.1	Form of Performance Award Agreement under the Burger King Holdings, Inc. 2006 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.

August 14, 2006	By:	/s/ Ben K. Wells

		Name:	Ben K. Wells
		Title:	Chief Financial Officer & Treasurer